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                                                                   EXHIBIT 23.1b

Consent of Independent Certified Public Accountants

The Board of Directors
First Carolina State Bank
Rocky Mount, North Carolina


We consent to the inclusion in this Amendment No. 1 to Registration Statement of Capitol Bancorp Ltd. on Form S-4 of our report dated February 20, 2003 on the financial statements of First Carolina State Bank as of and for the years ended December 31, 2002 and 2001. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ DIXON ODOM PLLC


Sanford, North Carolina
February 10, 2004